EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Genio Group, Inc. (the "Company") on Form 10-QSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission ("SEC")on the date hereof (the "Report"), I, the undersigned, Steven A. Horowitz, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: February 19, 2008                 /s/ Steven A. Horowitz
                                        ----------------------
                                        Steven A. Horowitz
                                        Chief Executive and Financial Officer
                                        (principal executive and
                                        accounting officer)